UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway,	Short Hills,	New Jersey	07078
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.
On April 29, 2020, the Company issued a press release reporting its financial results for the first quarter ended March 31, 2020. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01	Regulation FD Disclosure.
On April 29, 2020, the Company announced its Board of Directors declared its quarterly cash dividend of $0.12 per share. This announcement was included as part of the press release announcing financial results for the quarter ended March 31, 2020 issued by the Company on April 29, 2020. The press release also included a discussion of the Company’s COVID-19 support programs for employees, customers and communities. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Additionally, the Company has disclosed its commercial and industrial loans and commercial real estate loans by industry sector as of March 31, 2020 and the balance of loan deferral requests as of April 22, 2020 within Exhibit 99.2. Exhibit 99.2 is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 29, 2020, by Investors Bancorp, Inc., announcing first quarter financial results, cash dividend and COVID-19 support programs for employees, customers and communities.

99.2	Loans by industry sector as of March 31, 2020 and loan deferral requests as of April 22, 2020

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: April 30, 2020	By:	/s/ Sean Burke
Sean Burke
Executive Vice President and Chief Financial Officer